As filed with the Securities and Exchange Commission on March 08, 2001

                                                      Registration No. 333-XXXXX
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                     WHOLESALE AUTO RECEIVABLES CORPORATION
                   (Originator of the Trusts described herein)

                  Delaware                               38-3082709
      (State or other jurisdiction of                  I.R.S. Employer
       incorporation or organization)               Identification Number

                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302-658-7851)
                                 ---------------

       Agent For Service                                With a Copy to:
Jerome B. Van Orman Jr., Vice President          Richard V. Kent, General Counsel
Wholesale Auto Receivables Corporation           Wholesale Auto Receivables Corporation
200 Renaissance Center, 12th Floor, Detroit      200 Renaissance Center, 12th Floor,
Detroit, Michigan 48265                          Detroit, Michigan 48265
        (313-665-6266)                                  (313) 665-6137

                                 ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-10524

     If this Form is a post-effective amendment and filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------
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

                         CALCULATION OF REGISTRATION FEE
======================== ===================== ====================== ===================== =====================
Title of Each Class of                           Proposed Maximum       Proposed Maximum
     Securities to           Amount to be         Offering Price       Aggregate Offering        Amount of
     be Registered            Registered         Per Security (2)          Price (1)          Registration Fee
------------------------ --------------------- ---------------------- --------------------- ---------------------
Asset Backed
    Term Notes.             $ 125,000,000              100 %              $ 125,000,000          $ 31, 250

======================== ===================== ====================== ===================== =====================

(1) Such amount shall result in an aggregate offering price for all securities of $ 125,000,000 and, together with securities previously registered under Registration Statement No. 333-10524, $ 2,000,000,000.

(2) Estimated solely for the purpose of calculating the amount of registration fee.
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                                 ---------------

                                      Note:
     The contents of Registration Statement No. 333-10524 are incorporated by reference into this registration statement. Pursuant to General Instruction IV of the S-3 Rules, this registration statement is a part of Registration Statement No. 333-10524.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 8th day of March, 2001.

                                     WHOLESALE AUTO RECEIVABLES CORPORATION

                                      /s/ WILLIAM F. MUIR
                                     ----------------------------------------
                                     (William F. Muir, Chairman of the Board)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

         Signature                       Title                     Date

/s/ WILLIAM F.  MUIR           Chairman of the Board and       March 08, 2001
----------------------------   Director
    (William F.  Muir)         (Principal Executive Officer)


/s/ JOHN D.  FINNEGAN          President and Director          March 08, 2001
----------------------------   (Principal Operating Officer)
   (John D.  Finnegan)


/s/ PAUL D.  BULL              Vice President and Director     March 08, 2001
----------------------------
(Paul D.  Bull)

/s/ JOHN E.  GIBSON            Vice President and Director     March 08, 2001
----------------------------
(John E.  Gibson)

/s/ CYNTHIA A. RANZILLA        Vice President and Director     March 08, 2001
----------------------------
(Cynthia A.  Ranzilla)

/s/ JEROME B.  VAN ORMAN JR.   Vice President and Director     March 08, 2001
----------------------------
(Jerome B.  Van Orman Jr.)

/s/ DAVID J.  BROPHY           Director                        March 08, 2001
----------------------------
(David J.  Brophy)

/s/ ROBERT D.  KEMP JR.        Director                        March 08, 2001
----------------------------
(Robert D.  Kemp Jr.)

/s/ GERALD E.  GROSS           Comptroller                     March 08, 2001
----------------------------   (Principal Accounting Officer)
(Gerald E.  Gross)

 Exhibit
 Number                      Description
*   1.1     Form of underwriting agreement for the term notes
*   4.1     Form of indenture between the trust and the indenture trustee
    5.1     Opinion of Kirkland & Ellis with respect to legality
    8.1     Opinion of Kirkland & Ellis with respect to tax matters
   23.1     Consent of Kirkland & Ellis (included as part of Exhibit 5.1)
*  99.1     Form of pooling and servicing agreement between General Motors
            Acceptance Corporation and the seller
*  99.2     Form of trust sale and servicing agreement among the trust, the seller and the servicer
*  99.3     Form of trust agreement between the seller and the owner trustee
*  99.4     Form of administration agreement among the servicer, the owner trustee and the indenture trustee
*  99.5     Form of custodian agreement between the seller and the custodian
*  99.6     Certificate of incorporation of the seller
*  99.7     By-laws of the seller
*  99.8     Form of officer's issuance certificate of the seller.

* Previously filed under registration no. 333-10524 and incorporated by reference herein